SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2005

KANBAY INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50849	36-4387594
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	6400 Shafer Court, Suite 100 Rosemont, Illinois	60018
	(Address of principal executive offices)	(Zip Code)

(847) 384-6100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

On April 27, 2005, Kanbay Europe Ltd., a wholly-owned subsidiary of Kanbay International, Inc. (“Kanbay”), entered into a Consultancy Services Global Supply Agreement (the “Agreement”) and a Rate Schedule (the “Rate Schedule”) with HSBC Holdings plc (“HSBC”), which is Kanbay’s largest stockholder and client.  The Agreement provides the general terms and conditions under which Kanbay’s various operating subsidiaries and affiliates (“Kanbay Affiliates”) will deliver information technology services to HSBC and its subsidiaries and affiliates (“HSBC Group Members”) around the world.  The Rate Schedule establishes the rates and utilization commitments that will be applied by Kanbay Affiliates and HSBC Group Members under the Agreement.  The specific rates, services and other project-related terms for any particular engagement will continue to be set forth in individual work orders between the relevant Kanbay Affiliate and HSBC Group Member.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KANBAY INTERNATIONAL, INC.

Dated: April 28, 2005	By:	/s/ William F. Weissman
	Name:	William F. Weissman
	Title:	Vice President and Chief Financial Officer